Exhibit 99.1

EXA CORPORATION

Policy Governing the Recovery of Certain Compensation

The Board of Directors (the “Board”) of Exa Corporation (the “Company”) has approved and adopted this Incentive and Equity Compensation Recovery Policy (the “Policy”), which sets forth the terms pursuant to which the Company may recover certain incentive and equity compensation from certain of its executive officers, as more fully described below.

1. Definitions.

(a) “Covered Person”: any executive officer (as defined under Rule 3b-7 under the Securities Exchange Act of 1934, as amended) of the Company at the time the applicable compensation was paid, earned, awarded or vested.

(b) “Covered Compensation”: any cash bonus or equity-based incentive award granted, earned or vested on the basis of having met or exceeded performance targets that is granted to a Covered Person on or after the date of adoption of this Policy.

(c) “Initial Financial Results”: financial results of the Company on which the payment, grant or vesting of Covered Compensation was initially based.

(d) “Restated Financial Results”: with respect to Initial Financial Results that are subsequently the subject of an accounting restatement triggering the Company’s right to recover Covered Compensation under this Policy, such Initial Financial Results as adjusted to reflect the changes resulting from such accounting restatement.

2. Recovery of Compensation. The Company shall have the right, subject to the limitations set forth herein, to recover all or any portion of the value of any Covered Compensation in the event that the payment, grant or vesting of such Covered Compensation was based on the achievement by the Company of financial results that were subsequently the subject of an accounting restatement due to material noncompliance with any financial reporting requirement under applicable securities laws (excluding any restatement effected to comply with subsequent changes to applicable accounting principles), whether or not as the result of misconduct.

3. Limitations on Recovery. The Company’s right to recover Covered Compensation from a Covered Person pursuant to this Policy shall be subject to the following limitations:

(a) Responsibility. The Company may recover Covered Compensation from a Covered Person pursuant to this Policy only if the Board has made a determination that such Covered Person was personally responsible, either alone or together with others, for the material noncompliance (or any portion thereof) that triggered the applicable restatement.

(b) Timing. The Company may not recover Covered Compensation from a Covered Person pursuant to this Policy more than three years after such Covered Compensation has vested or been paid.

(c) Amount. The amount that the Company may recover with respect to any Covered Compensation shall not be greater than the incremental value, if any, received by the Covered Person with respect to such Covered Compensation as a result of the fact that the payment, grant or vesting of the Covered Compensation was based on Initial Financial Results as opposed to the applicable Restated Financial Results, as determined by the Board in its discretion.

4. Determinations and Authority. All determinations and decisions made by the Board pursuant to the provisions of this Policy shall be final, conclusive and binding on all persons, including the Company, its affiliates, its stockholders, employees and former employees. The Board shall have full and final authority to make all determinations and decisions under this Policy, including:

(a) whether this Policy applies in any particular instance;

(b) whether to seek recovery under this Policy in any particular instance (in making such determination, the Board shall consider whether the applicable Covered Individual engaged in misconduct); and

(c) the amount of recovery sought in any particular instance, subject to the other limitations thereon set forth in this Policy.

5. Amendment. The Board reserves the right to amend this Policy in its discretion, including, without limitation, for purposes of making it compliant with any requirements of listing standards or other applicable law.

6. Non Exclusive Policy. The remedies specified in this Policy shall not be exclusive and shall be in addition to every other right or remedy that may be available to the Company.

*         *         *